Exhibit 21.1

Subsidiaries of the registrant

InfoSpace Sales LLC, a Delaware limited liability company

TaxACT Holdings, Inc., a Delaware corporation

2nd Story Software, Inc., an Iowa corporation (“TaxACT”)